                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

          We consent  to the  incorporation  by  reference  in the  Registration
Statement on Form S-3 of our audit report  dated  February 14, 2003  relating to the 2002 consolidated  financial  statements of Empire Resorts,  Inc.  (formerly
Alpha Hospitality  Corporation)  which appears in the Company's annual report on
Form 10-KSB for the year ended  December 31, 2002, as filed with the  Securities and Exchange  Commission on February 19, 2003,  and to the reference to our firm under the caption "Experts" in this registration statement.

                                                 /s/ Friedman Alpren & Green LLP
                                                 -------------------------------
                                                     Friedman Alpren & Green LLP

New York, New York
February 4, 2004